Exhibit 99.1

PHARMACOPEIA LICENSES NOVEL THERAPEUTIC CANDIDATES FROM BRISTOL-MYERS SQUIBB

Potentially first-in-class for hypertension, congestive heart failure and diabetic nephropathy

Princeton, NJ, April 3, 2006 – Pharmacopeia (NASDAQ: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, announced today an exclusive licensing agreement with Bristol-Myers Squibb Company (NYSE: BMY) for worldwide development and commercialization rights to compounds discovered by Bristol-Myers Squibb that possess dual angiotensin (AT1) and endothelin (ETA) receptor antagonist (DARA) activity. Pharmacopeia acquired exclusive rights to certain lead and backup DARA development candidates under the Bristol-Myers Squibb patents claiming these compounds. Pharmacopeia plans to initiate preclinical development studies immediately.

David Floyd, Ph.D., Executive Vice President and Chief Scientific Officer of Pharmacopeia, commented that, “This is an opportunity to pursue an exciting class of compounds resulting from a program focused on creating a single molecule that combines the activity of two clinically validated therapeutic classes, both of which have been demonstrated to be efficacious in cardiovascular disease. As such, the DARA compounds are first-in-class and have the potential to advance clinical practice”.

“In-licensing the DARA compounds advances internal development at Pharmacopeia, a critical step in our transformation to a clinical-stage company,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “We decided on the DARA compounds because they have the potential to achieve IND status within a year and, by virtue of possessing proven modes of dual action, offer the opportunity to show a strong indication of efficacy early in clinical trials. The program’s attractiveness is raised further by both the proven clinical validity of the individual mechanisms and by considerable evidence supporting the benefits of combining them. “

Under the terms of the agreement, Pharmacopeia will provide Bristol-Myers Squibb with a set of compound libraries and further pay Bristol-Myers Squibb milestone payments upon the achievement of clinical and regulatory milestones, and royalties on sales of products, if any, resulting from the program.

Pharmacopeia’s most advanced internal programs are:  dual angiotensin (AT1) and endothelin (ETA) receptor antagonists (DARA) (for cardiovascular disease); JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential application in the treatment of inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); and adenosine A2a antagonists (with potential application in neurodegenerative diseases, including Parkinson’s and Alzheimer’s).

Pharmacopeia currently has ten partnered compounds in development with major pharmaceutical or biotechnology companies. Six of these compounds are in preclinical development. Four compounds (representing three partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication and chronic obstructive pulmonary disease (COPD). Pharmacopeia will receive milestone payments for those programs that successfully advance through clinical development and royalties on the sales of any compounds that are commercialized.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to creating and delivering novel therapeutics to address significant medical needs using proprietary technologies and processes. The Company is advancing multiple internal programs towards validation in clinical trials. Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into clinical trials with further programs in late-stage preclinical development. The Company also has several internal programs in advanced preclinical optimization and multiple partnered programs in discovery that are expected to drive the Company’s clinical portfolio in the future.

Contact:
Michio Soga Executive Vice President and Chief Financial Officer
Pharmacopeia
(609) 452-3643
irreq@pcop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop its DARA program, Pharmacopeia’s ability to build its pipeline of novel drug candidates, through in-licensing, its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia’s ability to successfully perform under its new collaboration with GlaxoSmithKline, the planned cessation of full-time employee funding from Pharmacopeia’s existing collaborations with Schering-Plough, the continuation and funding level of such continuation of Pharmacopeia’s existing drug discovery collaboration with N.V. Organon, Pharmacopeia’s intentions regarding the establishment of new drug discovery collaborations with leading pharmaceutical and biotechnology organizations,  Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources,  Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-K filed on March 20, 2006 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.